UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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VIRCO MFG. CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Virco Mfg. Corporation
2027 Harpers Way
Torrance, California 90501
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 25, 2013
The 2013 Annual Meeting of Stockholders (“Annual Meeting”) of Virco Mfg. Corporation, a Delaware corporation (the “Company”), will be held on Tuesday, June 25, 2013, at 10:00 a.m. Pacific Time at the Company’s Corporate Headquarters at 2027 Harpers Way, Torrance, CA 90501 for the following purposes:

1.	To elect the three directors named in the Proxy Statement to serve until the 2016 Annual Meeting of Stockholders and until their successors are elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2013; and

3.	To transact such other business as may properly come before the Annual Meeting

These items are more fully described in the following pages, which are made part of this notice.
The Board of Directors has fixed the close of business on April 30, 2013, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements thereof. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Most stockholders have three options for submitting their vote: (1) via the Internet, (2) by phone or (3) by mail, using the enclosed proxy card. For further details, see your proxy card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient for you, and it also saves the Company significant postage and processing costs.
Brokers are not permitted to vote on the election of directors without instructions from the beneficial owner, as discussed in more detail in the Proxy Statement. Therefore, if your shares are held through a brokerage firm, bank or other nominee, they will not be voted on the election of directors unless you provide voting instructions to your brokerage firm, bank or other nominee.

By Order of the Board of Directors

/s/ Robert E. Dose

Robert E. Dose
Secretary

Torrance, California
May 28, 2013

Virco Mfg. Corporation
2027 Harpers Way
Torrance, California 90501

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS, June 25, 2013
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on
June 25, 2013
The Proxy Statement and accompanying Annual Report to Stockholders are available at
http://service.virco.com/financialinfo

GENERAL INFORMATION
This Proxy Statement is being mailed to stockholders of Virco Mfg. Corporation, a Delaware corporation (the “Company”), on or about May 28, 2013, in connection with the solicitation by the Board of Directors of proxies to be used at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on Tuesday, June 25, 2013, at 10:00 a.m. Pacific Time at the Company’s Corporate Headquarters located at 2027 Harpers Way, Torrance, California, 90501 and any and all adjournments and postponements thereof.
The cost of preparing, assembling and mailing the Notice of the Annual Meeting, Proxy Statement and form of proxy and the solicitation of proxies will be paid by the Company. Proxies may be solicited in person or by telephone, telegraph, e-mail or other electronic means by personnel of the Company who will not receive any additional compensation for such solicitation. The Company will reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

RECORD DATE AND VOTING
The close of business on April 30, 2013, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On that date there were 14,550,371 shares of the Company’s common stock, par value $.01 per share (“common stock”), outstanding. All voting rights are vested exclusively in the holders of the Company’s common stock. Each share of common stock is entitled to one vote on any matter that may be presented for consideration and action by the stockholders, except that as to the election of directors, stockholders may cumulate their votes. Because three directors are to be elected, cumulative voting means that each stockholder may cast a number of votes equal to three times the number of shares actually owned. That number of votes may be cast for one nominee, divided equally among each of the nominees or divided among the nominees in any other manner.
In all matters other than the election of directors, the affirmative vote of the majority of votes cast will be the act of the stockholders. Directors will be elected by a plurality of the votes cast. Shares as to which a stockholder withholds voting authority, abstentions and broker non-votes will have no effect on the outcome of any of the proposals included in this Proxy Statement as any such vote will not be considered a vote cast. A broker non-vote occurs when a bank, broker or other nominee does not have authority to vote on a particular item without instructions from the beneficial owner and has not received instructions. Brokers only have discretion to vote on “routine” matters, such as the ratification of the selection of the independent registered public accounting firm. Due to recent changes to these rules, the election of directors is not considered a “routine” matter and as a result, your broker will not have the discretion to vote on that matter at the Annual Meeting unless you provide applicable instructions to do so. Therefore, we strongly encourage you to follow the voting instructions on the materials you receive.
Each proxy received will be voted “for” the Board’s nominees for election as directors and “for” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2013, unless the stockholder otherwise directs in his or her proxy. Where the stockholder has appropriately directed how the proxy is to be voted, it will be voted according to his or her direction. Stockholders wishing to cumulate their votes with respect to the election of directors should make an explicit statement of the intent to cumulate votes by so indicating in writing on the proxy card or when voting by telephone or internet. Stockholders holding shares beneficially in street name who wish to cumulate votes should contact their broker, trustee or nominee.
Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Annual Meeting by submitting written notice of revocation to the Secretary of the Company at the Company’s principal executive offices located at 2027 Harpers Way, Torrance, California 90501, by appearing at the Annual Meeting and voting in person or by filing a duly executed proxy bearing a later date, either in person at the Annual Meeting, via the Internet, by telephone, or by mail. Please consult the instructions included with your proxy card for how to vote your shares.

PROPOSAL 1
ELECTION OF DIRECTORS
The Certificate of Incorporation of the Company provides for the division of the Board of Directors into three classes as nearly equal in number as possible, with the term of one class expiring each year. The Company currently has nine members on its Board of Directors, with three members in Class I, Class II and Class III. The three nominees for election to the Board as Class III directors with terms expiring at the 2016 Annual Meeting of Stockholders are Douglas A. Virtue, Thomas J. Schulte, and Albert J. Moyer.
It is intended that the proxies solicited by this Proxy Statement will be voted in favor of the election of Messrs. Virtue, Schulte, and Moyer, unless authority to do so is withheld. Should any of such nominees be unable to serve as a director or should any additional vacancy occur before the election (which events are not anticipated), proxies may be voted for a substitute nominee selected by the Board of Directors or the authorized number of directors may be reduced. If for any reason the authorized number of directors is reduced, the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this Proxy Statement. In the event that any person other than the nominees named below should be nominated for election as a director, the proxies may be voted cumulatively for less than all of the nominees.
The following table sets forth certain information with respect to each of the nominees, as well as each of the six continuing directors. The Board of Directors recommends that you vote “FOR” the election of each of the Class III nominees.

Name	Age	Biographical Information, Skills and Qualifications	Director Since

Nominees for Class III Directors Whose Terms Expire in 2016 :

Douglas A. Virtue	54	Executive Vice President of the Company since December 1997; previously General Manager of the Torrance Division of the Company. Mr. Virtue brings to the Board 27 years of experience and knowledge of the Company’s business, operations and culture.	1992

Thomas J. Schulte	56	Managing Partner of RBZ, a public accounting firm from 1997 to 2007. Currently Partner-In-Charge of RBZ Audit Group since 2007. Mr. Schulte brings to the Board extensive financial experience including over 30 years as a Certified Public Accountant and qualifies as an “audit committee financial expert”.	2007

Albert J. Moyer	69
Current Board member of MaxLinear, Inc., Collectors Universe, Inc., Red Flex Holdings Limited, and CalAmp Corporation. Mr. Moyer previously served as a Board member of several other public companies, including LaserCard Corporation from January 2005 to January 2011 and Occam Networks Inc. from November 2007 to February 2011. He also previously served as the Chief Financial Officer of several large public companies, including QAD Inc. Mr. Moyer brings to the Board over 40 years of financial and manufacturing experience, experience as chief financial officer of several large public companies, and qualifies as an “audit committee financial expert”.
			2004

Name	Age	Biographical Information, Skills and Qualifications	Director Since

Class I Directors Whose Terms Expire in 2014 :

Donald S. Friesz	83	Vice President Sales and Marketing of the Company from 1982 to February 1996. Mr. Friesz has been retired since 1996. Mr. Friesz brings to the Board more than 50 years of marketing services and manufacturing experience in the Company’s core education market.	1992

Glen D. Parish	75	Vice President of the Company and General Manager of the Conway Division from 1999 to 2004; previously Vice President of Conway Sales and Marketing. Mr. Parish has been retired since 2004. Mr. Parish brings to the Board more than 40 years of experience in sales, marketing, and operations in the Company’s core education market.	1999

James R. Wilburn	80	Dean of the School of Public Policy, Pepperdine University, since September 1997; previously Dean of the School of Business and Management, Pepperdine University from 1982 to 1994; Professor of Business Strategy, Pepperdine University from 1994 to 1996; Board member of The Olsen Company since 1990, Independence Bank since 2004, and Electronic Sensor Tech from 2005 to 2009. Mr. Wilburn brings to the Board extensive financial, governance, and strategic planning experience.	1986

Class II Directors Whose Terms Expire in 2015 :

Robert A. Virtue	80	Chairman of the Board and Chief Executive Officer of the Company since 1990; President of the Company since August 1982. Mr. Virtue brings to the Board more than 56 years of experience and knowledge of the Company’s business, operations, and culture.	1956

Robert K. Montgomery	74	Owner of Montgomery Vineyard, Inc., a Napa Valley grape growing, wine producing enterprise, since 2004. Mr. Montgomery is also a retired former partner of Gibson, Dunn & Crutcher LLP, a law firm in which Mr. Montgomery worked beginning in 1964 and was a Partner from 1971 to 2008. During his legal career as a business and financial lawyer, Mr. Montgomery counseled numerous publicly and privately owned companies and brings to the Board extensive legal and board governance expertise and experience.	2000
William L. Beer	60	Retired President and Chief Executive Officer of the Wenger Corporation, a designer, manufacturer, and marketer of furniture and equipment for music education, music performance and athletic markets, where he worked from 2005 to 2011. Currently serves on the Board of Allina Health System since 2007, Fabcon, Inc. since 2010, and Liberty Diversified International since 2011. Prior to joining the Wenger Corporation, Mr. Beer served in various top executive capacities at several other companies. Mr. Beer brings to the Board more than 35 years of experience in manufacturing and strategic marketing.	2011

CORPORATE GOVERNANCE
Meetings and Independence
Each director of the Company serving in fiscal 2012 attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and committees on which he served. The Board of Directors held six meetings in fiscal 2012. In addition, the independent directors hold two regularly scheduled executive session meetings each fiscal year outside the presence of management as well as additional meetings as are necessary. Directors are expected to attend the Annual Meeting of Stockholders. Last year all of the directors attended the 2012 Annual Meeting of Stockholders.
The Board of Directors has determined that the following directors, who constitute a majority of the Board of Directors, are “independent directors” as defined by the NASDAQ Stock Market listing standards: Messrs. Friesz, Beer, Moyer, Montgomery, Parish, Schulte and Wilburn. Mr. Robert A. Virtue is Mr. Douglas A. Virtue’s father.
Leadership Structure
Currently, Mr. Robert Virtue serves as Chairman and Chief Executive Officer (“CEO”) of the Company. Because the Board also believes that strong, independent Board leadership is a critical component of effective corporate governance, the Board has established the position of lead independent director. The lead independent director position rotates among the independent directors periodically as determined by the independent directors. Mr. Moyer currently functions as the lead independent director. The lead independent director’s responsibilities and authority include providing input to the Chairman and CEO on preparation of agendas for Board and committee meetings and communicating to the Chairman and CEO the substance of the discussions and consensus reached at the meetings of independent directors. In addition, the Company has strong governance structures and processes in place to review and confirm the independence of the Board, eliminate conflicts of interest, and prevent dominance of the Board by management. For example, all directors, with the exception of Mr. Robert Virtue and Mr. Douglas Virtue, are independent as defined by the listing standards of the NASDAQ Stock Market, and all committees are made up entirely of independent directors.
The Board’s Role in Risk Oversight
The Board is actively involved in the oversight of risks that could affect the Company. The Board administers its risk oversight role primarily through its committee structure. The Audit Committee is primarily responsible for overseeing the Board’s execution of its risk management oversight responsibility. The Compensation Committee is responsible for the oversight of risks arising from compensation policies and practices. During fiscal year 2012, the Compensation Committee assessed the risks, if any, arising from the Company’s compensation policies and practices for its employees. In performing its risk assessment, the Compensation Committee considered the balance between fixed and variable income, the balance between short-term and long-term performance-based incentive programs, and the linkage of performance incentives to the Company’s strategic and annual operating plans.
While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes. We believe this division of risk management responsibilities is the most effective approach for addressing the risks that the Company faces. The existing Board leadership structure discussed above encourages communication between management, including the Chairman of the Board, the lead independent director and the independent directors. We believe that this communication improves the Company’s identification and implementation of effective risk management strategies.
Audit Committee
The Board of Directors has a standing Audit Committee which is composed of Messrs. Schulte (Chair), Wilburn, and Moyer. The Audit Committee held three on-site meetings and two telephonic meeting in fiscal 2012. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. Among other things, the Audit Committee is directly responsible for: the appointment, compensation, retention and oversight of the independent registered public accounting firm; reviewing the independent registered public accounting firm’s qualifications and independence; reviewing the plans and results of the audit engagement with the independent registered public accounting firm; reviewing the financial statements of the Company; reviewing the scope of the annual audit by the Company’s independent registered public accounting firm; reviewing the audit reports rendered by such independent registered public accounting firm; approving professional services provided by the independent registered public accounting firm and approving financial reporting principles and policies; considering the range of audit and non-audit fees; reviewing the adequacy of the Company’s internal accounting controls; and working to ensure the integrity of financial information supplied to stockholders. The Audit Committee also has the other responsibilities enumerated in its charter, and examines and considers additional matters as it deems appropriate. The Audit Committee’s charter is available on the Company’s website at www.virco.com in the Corporate Governance section of the About Virco webpage. Each of the Audit Committee members is an

“independent director” as that term is defined for audit committee members by the listing standards of the NASDAQ Stock Market. The Board of Directors has determined that Mr. Schulte, who is the chair of the Audit Committee, and Mr. Moyer, qualify as “audit committee financial experts,” as that term is defined in Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board reevaluates the composition of the Audit Committee on an annual basis to ensure that its composition remains in the best interests of the Company and its stockholders.
Compensation Committee
The Board of Directors has a standing Compensation Committee which is composed of Messrs. Moyer (Chair), Montgomery and Beer, all of whom are “independent directors” as defined in the listing standards of the NASDAQ Stock Market. The function of the Compensation Committee is, among other things, to: set the Company’s compensation policy and administer the Company’s compensation plans; make decisions on the compensation of key Company executives (including the review and approval of merit/other compensation budgets and payouts under the Company’s incentive plans); review and approve compensation and employment agreements of the Company’s executive officers; and recommend pay levels for members of the Board of Directors for consideration and approval by the full Board of Directors. As discussed above under “The Board’s Role in Risk Oversight,” the Compensation Committee oversees the design and implementation of the incentives and risks associated with the Company’s compensation policies and practices. The Compensation Committee may consult with the Chief Executive Officer and other members of senior management as it deems necessary and engage the assistance of outside consultants to assist in determining and establishing the Company’s compensation policies. During fiscal 2012, the Company did not engage the assistance of compensation consultants. The Compensation Committee held three on-site meetings in fiscal 2012. The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.virco.com in the Corporate Governance section of the About Virco webpage.
Corporate Governance and Nominating Committee
The Board of Directors has a standing Corporate Governance and Nominating Committee which is composed of Messrs. Montgomery (Chair), Friesz, Moyer, Parish, Schulte, Wilburn and Beer. All members of the Corporate Governance and Nominating Committee are “independent directors” as defined in the listing standards of the NASDAQ Stock Market. During fiscal 2012, the Corporate Governance and Nominating Committee held three meetings. Each of these meetings was held outside the presence of management. The Corporate Governance and Nominating Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.virco.com in the Corporate Governance section of the About Virco webpage.
The Corporate Governance and Nominating Committee’s functions are to identify and recommend from time to time candidates for nomination for election as directors of the Company, determine the composition of the Board and its committees, monitor a process to assess Board effectiveness and develop and implement Company corporate governance guidelines. Candidates may come to the attention of the Corporate Governance and Nominating Committee through members of the Board of Directors, stockholders or other persons. Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. Candidates are evaluated at regular or special meetings, and may be considered at any point during the year, depending on the Company’s needs. In evaluating nominations, the Corporate Governance and Nominating Committee considers a variety of criteria, including business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board of Directors activities and the absence of potential conflicts with the Company’s interests. The Corporate Governance and Nominating Committee has not established any specific minimum qualification standards for nominees to the Board of Directors, although from time to time the Corporate Governance and Nominating Committee may identify certain skills or attributes ( e.g., financial experience, business experience) as being particularly desirable to meet specific Board of Director needs that may arise. To recommend a prospective nominee for the Corporate Governance and Nominating Committee’s consideration, stockholders should submit a candidate’s name and qualifications to the Company’s Corporate Secretary at 2027 Harpers Way, Torrance, California 90501, Attention: Robert E. Dose, Secretary.
Communications with the Board of Directors
Any stockholder interested in communicating with individual members of the Board of Directors, the Board of Directors as a whole, any of the committees of the Board or the independent directors as a group may send written communications to the Board of Directors, any committee of the Board of Directors or any director or directors of the Company at 2027 Harpers Way, Torrance, California 90501, Attention: Robert E. Dose, Secretary. Communications received in writing are forwarded to the Board of Directors, or the committee or individual director or directors to whom the communication is directed, unless, at his discretion, the Secretary determines that the communication is of a commercial or frivolous nature, is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is otherwise inappropriate for the Board of Directors’ consideration. In such cases, such correspondence may be forwarded elsewhere in the Company for review and possible response. The Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.
Code of Ethics
The Company has adopted a Code of Conduct and Ethics for Directors, Officers and Employees (the “Code”). The Code applies to all Company directors, employees and officers, including the Company’s Chief Executive Officer and senior financial officers, including the principal financial and accounting officers. The Code is available on the Company’s website at www.virco.com in the Corporate Governance section of the About Virco webpage. The Company intends to post amendments to or waivers under the Code that apply to its Chief Executive Officer, principal financial officer and principal accounting officer on its website. Upon written request, the Company will provide a copy of the Code free of charge. Requests should be directed to Virco Mfg. Corporation, 2027 Harpers Way, Torrance, California 90501, Attention: Robert E. Dose, Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Shares Owned By Directors, Management and Principal Stockholders
The following table sets forth information as of April 30, 2013 (unless otherwise indicated), relating to the beneficial ownership of the Company’s common stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock of the Company, (ii) each director and director-nominee of the Company, (iii) each Named Executive Officer of the Company, as named in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the mailing address of each of the persons named is c/o Virco Mfg. Corporation, 2027 Harpers Way, Torrance, California 90501.

Name of Beneficial Owner *	Amount and Nature of Beneficial Ownership (*)	Percent of Class (%)
Wedbush Inc. (1)	1,485,672	10.21
Minerva Advisors (2)	852,085	5.86
Robert A. Virtue (3) (4)	366,281	2.52
Chairman of the Board of Directors, President and Chief Executive Officer
Douglas A. Virtue (4)	689,415	4.73
Director, Executive Vice President
William Beer	24,245	(5)
Director
Donald S. Friesz	101,249	(5)
Director
Thomas J. Schulte	46,365	(5)
Director
Albert J. Moyer	52,885	(5)
Director
Robert K. Montgomery	63,868	(5)
Director
Glen D. Parish	61,646	(5)
Director, Former Vice President, General Manager
James R. Wilburn	63,691	(5)
Director
Robert E. Dose	82,763	(5)
Vice President Finance, Secretary, Treasurer
Patricia L. Quinones	56,248	(5)
Vice President Logistics, Marketing Services, and Information Technology
David Randal Smith	77,105	(5)
Vice President Marketing and Corporate Stewardship
All executive officers and directors as a group (15 persons)	1,726,821	11.81

(*) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them. For purposes of this table, a person is deemed to be the “beneficial owner” of any security if the person has the right to acquire beneficial ownership of such security within 60 days of April 30, 2013 including but not limited to, any right to acquire through the exercise of any option, warrant or right or through the conversion of a security. Amounts for Messrs. Robert Virtue, Douglas Virtue, Friesz, Schulte, Moyer, Montgomery, Parish, Wilburn, Beer, Dose, Quinones, Smith and all executive officers and directors as a group, include 10,000, 10,000, 15,625, 15,625, 15,625, 15,625, 15,625, 15,625, 15,625, 10,000, 10,000, 10,000, and 179,375 shares issuable upon exercise of options or conversion of restricted stock units, respectively, and 40,009, 46,292, 0, 0, 0, 0, 6,657, 0, 0, 5,691, 7,496, 9,871 and 128,989 shares held under the Company’s 401(k) Plan as of April 30, 2013, respectively.

(1) Reflects information as of December 31, 2012, as reported in a Schedule 13G/A filing on February 14, 2013, by Wedbush, Inc. (“WI”), Edward W. Wedbush (“EWW”), and Wedbush Securities, Inc. (“WS”). The business addresses of the above filers are as follows: WI— 1000 Wilshire Blvd., Los Angeles, CA 90017-2457; EWW and WS— P.O. Box 30014, Los Angeles, CA 90030-0014. WI has the sole power to vote and dispose of 637,168 shares, shared power to vote 696,785 shares, and shared power to dispose of 922,125 shares; EWW has sole power to vote and dispose of 563,477 shares, shared power to vote 1,260,262 shares, and shared power to dispose of 1,485,672 shares; and WS has sole power to vote and dispose of 59,617 shares, shared power to vote 59,617 shares, and shared power to dispose of 285,027 shares.

(2) Reflects information as of December 31, 2012, as reported in a Schedule 13G filing on February 11, 2013, by Minerva Advisors LLC (“Minerva LLC”), Minerva Group, LP (“Minerva Group”), Minerva GP, LP (“Minerva GP”), Minerva GP, Inc. (“Minerva Inc.”) and David P. Cohen. The address for each of the reporting persons is 50 Monument Road, Suite 201, Bala Cynwyd, PA 19004. Minerva LLC has sole power to vote and sole power to dispose of 482,111 shares, and shared power to vote and to dispose of 368,948 shares; each of Minerva Group, Minerva GP, and Minerva Inc. has sole power to vote and sole power to dispose of 482,111 shares and shared power to vote and dispose of 0 shares, and Mr. Cohen has sole power to vote and dispose of 483,137 shares, and shared power to vote and dispose of 368,948 shares.

(3) Excludes 1,782,542 shares owned beneficially by Mr. Robert Virtue’s adult children, including Mr. Douglas Virtue, as to which Mr. Robert Virtue disclaims beneficial ownership.

(4) Douglas A. Virtue is Robert A. Virtue’s son. The total number of shares beneficially owned by Mr. Robert A. Virtue, his brother Richard J. Virtue, his sister, Nancy Virtue-Cutshall and their children (including Mr. Douglas A. Virtue), aggregate 5,534,535 shares or 37.98% of the total shares of common stock outstanding. Robert A. Virtue, Richard J. Virtue, Nancy Virtue-Cutshall and certain of their respective spouses and children (including Douglas A. Virtue) (collectively, the “Virtue Stockholders”) and the Company have entered into an agreement with respect to certain shares of the Company’s common stock received by the Virtue Stockholders as gifts from the founder, Julian A. Virtue, including shares received in subsequent stock dividends in respect of such shares. Under the agreement, each Virtue Stockholder who proposes to sell any of such shares is required to provide the remaining Virtue Stockholders notice of the terms of such proposed sale. Each of the remaining Virtue Stockholders is entitled to purchase any or all of such shares on the terms set forth in the notice. The Company may purchase any shares not purchased by such remaining Virtue Stockholders on such terms. The agreement also provides for a similar right of first refusal in the event of the death or bankruptcy of a Virtue Stockholder, except that the purchase price for the shares is to be based upon the then prevailing sales price of the Company’s common stock on the NASDAQ Market Exchange.

(5) Less than 1%.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Objectives of the Compensation Program
The objectives of the Company’s executive compensation program are to: 1) attract, motivate and retain highly qualified executives; 2) link total compensation to stockholder returns; 3) reflect individual contributions to the performance of the Company; 4) achieve appropriate balance between long-term value creation and short-term performance by including equity as part of total compensation; and 5) maintain internal fairness and morale by comparing executive compensation, including perquisites and non-cash benefits, to the aggregated average compensation and benefits of the Company’s top 25 managers.

The Compensation Committee recommends and the Board approves the base salaries, annual bonus plan, and long-term incentives of the Company’s executive officers. Throughout this Compensation Discussion & Analysis (“CD&A”), the Chief Executive Officer (“CEO”), Principal Financial Officer (“PFO”), and the three other most highly compensated executives are referred to collectively as the “Named Executive Officers.”
What the Compensation Program is Designed to Reward
The program is designed to support annual and long-term business goals that create profitable growth and long-term value for stockholders.

Elements of Compensation Program
The Company’s executive compensation program consists of three main elements: 1) base salary, which is tied to individual job duties; 2) annual bonus plan cash incentives, which are mathematically linked to the Company’s Annual Operating Plan, and specifically to pre-tax profits; and 3) long-term equity incentives, the value of which are linked to the Company’s stock price. Ancillary benefits such as health insurance, retirement benefits, and an automobile allowance are also part of the executive compensation program. As with the three main elements of the program, these ancillary benefits are consistent with similar benefits provided to the Company’s top 25 managers.
The combination of base salary, annual incentive, long-term incentive, and ancillary benefits is referred to as “Total Compensation.” The Company historically has established a target of “market median” for the Total Compensation of Named Executive Officers as determined by scale-, geography- and date-adjusted national compensation surveys from Wyatt Total Reward, Wyatt CQ Survey, Mercer Manufacturing Compensation Survey, Mercer Manufacturing Industry Market View, National Assoc. of Manufacturers, and Employers Group Research Services Survey. The Compensation Committee does not make any decisions with respect to the companies that participate in these surveys, and views the name of each such company as immaterial to its decision-making process. Due in large part to the Company-wide wage freezes that have been in effect for the past five years, including with respect to the Company’s executive officers, and voluntary reductions in salary taken by Robert A. Virtue and Douglas A. Virtue in 2012, the Company has not collected updated survey data since 2007. With the exception of the reduced compensation for Robert A. Virtue and Douglas A. Virtue, current compensation for Named Executive Officers were established based upon the 2007 survey and have remained frozen since that time.
When they were used, all of these surveys were given equal weighting. The Compensation Committee intentionally used a broad comparison group for executive compensation because the competition for executive talent extends beyond the Company’s direct competitors and industry. The Compensation Committee believes that this breadth of executive compensation data, conservatively adjusted for firm size, geographic location and cost of living, and the age of the data, provided for the fairest and most equitable “market median.” The same method of establishing a market median total compensation target was used for the Company’s top 25 managers.
In determining the target Total Compensation for Named Executive Officers, the Compensation Committee attempts to balance “external equity” as defined by “market median,” with “internal equity” as defined by the aggregated average Total Compensation for the Company’s top 25 managers. It is the Compensation Committee’s belief that this approach to establishing Total Compensation for Named Executive Officers results in better teamwork and morale among the entire management team, thus linking executive and management compensation with short- and long-term value creation for stockholders.
Base Salary
Base salary is intended to reward Named Executive Officers and other employees for their roles within the Company and their performance in those roles. The Company determines the base salary range for a particular position by evaluating 1) the duties, complexities and responsibilities of the position; 2) the level of experience required; and 3) the compensation for positions having similar scope and accountability within and outside the Company (through survey data as described above). The Company did not increase base salaries for the Named Executive Officers for fiscal 2009, 2010, 2011 or 2012. In 2012 Robert A. Virtue and Douglas A. Virtue voluntarily took reductions in base salary. The Company does not anticipate increasing base salaries for Named Executive Officers in fiscal 2013.

Annual Incentives
Annual Bonus Plan — The Named Executive Officers are eligible for annual cash incentives under the Company’s Annual Bonus Plan, which is approved by the Board of Directors at the beginning of the Company’s fiscal year as part of its Annual Operating Plan. To reward Named Executive Officers and other salaried managers for achieving the financial performance set forth in the Annual Operating Plan, the Board of Directors establishes a minimum level of financial performance above which a cash bonus will be paid. In 2012, for achieving the minimum threshold performance level, the Named Executive Officers were entitled to receive a cash bonus equal to 15% of their base salary. For achieving the target performance level, Named Executive Officers were entitled to receive a cash bonus equal to 35% of their base salary. The maximum possible cash bonus for Named Executive Officers was capped at 50% of base salary. The threshold, target and maximum bonus levels for each Named Executive Officer were determined by reference to the survey data and other factors described above. For 2012 Robert A. Virtue and Douglas A. Virtue took voluntary reductions in base salary. It is the intent of the Compensation Committee to pay any bonus payments to Robert A. Virtue and Douglas A. Virtue based on their base salary prior to taking the voluntary reductions.
For fiscal 2012, the minimum threshold performance level under the Annual Bonus Plan was achieving $4,000,000 in income before income taxes per the Company’s Consolidated Statement of Operations. No cash bonus payment was made to the Named

Executive Officers under the Annual Bonus Plan for fiscal 2012 as the Company’s pre-tax earnings did not exceed this threshold.
Discretionary Bonuses — On March 21, 2012 the Board of Directors awarded discretionary bonus payments in the form of Company stock of $20,100, $10,050 and $10,050 to Mr. Dose, Ms. Quinones and Mr. Smith, respectively. These bonuses were awarded in recognition of the successful refinancing of the Company’s line of credit with PNC Bank. The bonuses were settled in fully vested shares of restricted stock.
Long-Term Incentives
The Company believes that the largest incentive to focus Named Executive Officers on long-term value creation is long-term ownership of Company stock. Under the Company’s current long-term incentive program, Named Executive Officers and top managers receive periodic grants of Restricted Stock Units (“RSUs”). The Company uses RSUs rather than options because it has been the Company’s experience that RSUs are more likely to result in a growing ownership position of Company stock and thereby align the interests of executives and stockholders.
On the date of the 2012 Annual Meeting of Stockholders and Board of Directors meeting, June 19, 2012, each Named Executive Officer was granted 30,000 RSUs, which will vest ratably over a five-year period, subject to continued employment. The number of RSUs granted to each Named Executive Officer in fiscal 2012 was determined by reference to historical grant levels provided to Company executives, as well as the factors described above. Each Named Executive Officer received the same number of RSUs in order to foster internal pay equity and the Company’s “one-team” management approach. The Company did not grant RSUs to Named Executive Officers in fiscal 2011 or 2012.
If awarded, grants of RSUs are typically approved at the Board of Directors meeting immediately following the Annual Meeting of Stockholders. The meeting dates are set well in advance and occur approximately two weeks following the release of the First Quarter results. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company.
Other Compensation Elements
Perquisites — The Company provides Named Executive Officers with a Company automobile or cash allowance under a program available to all officers of the Company. In the fourth quarter of 2010 the cash allowance was reduced from $22,800 per year to $12,000 per year and the executive automobiles were replaced with automobiles that are generally available to sales managers. The Company does not provide Named Executive Officers with any other perquisites.
Other Benefits — Executives participate in the same health, disability and life insurance programs as are provided to other Company employees. In addition, the Named Executive Officers participate in the Company’s tax-qualified defined benefit pension plan (the Virco Mfg. Corporation Employees Retirement Plan) and nonqualified supplemental retirement plan (the Virco Important Performers (VIP) Plan). As more fully disclosed in the MD&A and Note 4 to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013, these retirement plans were frozen effective December 31, 2003, and additional benefit accruals for all Named Executive Officers ceased on that date.
Post-Employment and Other Events
The Company does not have employment agreements with any of the Named Executive Officers, and is not obligated to provide termination pay or other severance benefits to any of its Named Executive Officers. In general, the benefits provided or available to Named Executive Officers upon retirement, death, disability or other termination of employment or upon the occurrence of a change-in-control event are the same as those provided or made available to salaried employees generally.
Pursuant to the Company’s 2007 and 2011 Employee Stock Incentive Plans, vesting of all outstanding stock and option awards is accelerated upon a change-in-control. In addition, under the Virco Important Performers (VIP) Plan, vesting of retirement benefits is accelerated upon the occurrence of a change-in-control or the death of the participant. All Named Executive Officers are currently fully vested in all retirement programs, and would receive no additional benefit upon occurrence of a change-in-control. These benefits are provided to salaried employees generally and are intended to help management remain focused on stockholder value when evaluating strategic alternatives.
2011 “Say-on-Pay” Advisory Resolution on Executive Compensation
The Company provided stockholders a “say-on-pay” advisory vote on its executive compensation in 2011 under Section 14A of the Exchange Act. At the Company’s 2011 Annual Meeting of Stockholders, stockholders expressed substantial support for the compensation of the Named Executive Officers, with approximately 98% of the votes cast for approval of the “say-on-pay” advisory resolution on executive compensation. The Compensation Committee evaluated the results of the 2011 advisory “say-on-

pay” vote and also considered many other factors in evaluating the Company’s executive compensation programs as discussed in this Compensation Discussion and Analysis. While each of these factors bore on the Compensation Committee’s decisions regarding the Named Executive Officer’s compensation, the Compensation Committee did not make any changes to the Company’s executive compensation program and policies as a result of the 2011 “say-on-pay” advisory vote. Based on the factors underlying the Board of Director’s recommendation regarding the frequency of future advisory votes approving executive compensation and the vote of stockholders on the matter, the Company has adopted a triennial stockholder advisory vote on executive compensation, and accordingly the next such stockholder advisory vote will occur at our 2014 Annual Meeting of Stockholders.
Tax Deductibility of Executive Compensation
The Company seeks to structure its compensation arrangements to maximize the tax deductibility of all components of executive compensation unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Compensation Committee will continue to monitor the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be fully deductible. Thus, deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation. In fiscal 2010, 2011, and 2012, we believe that no compensation paid to any of the executives was subject to the deduction limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended.
Impact of Prior Compensation in Setting Elements of Compensation
Prior compensation of the Named Executive Officers does not impact how the Compensation Committee sets elements of current compensation. The Compensation Committee believes that the competitive environment in which the Company operates mandates that current total compensation be set at levels sufficient to attract, motivate and retain top management, which requires the Compensation Committee to set compensation amounts based on current Company and business conditions.
Executive Stock Ownership Guideline
The Compensation Committee has not adopted executive stock ownership guidelines. While there are no guidelines, two of the Named Executive Officers, Robert A. Virtue and Douglas A. Virtue, beneficially own 2.51% and 4.73%, respectively, of the outstanding shares of the Company’s common stock. Messrs. R. Virtue and D. Virtue are members of the Virtue family and subject to the terms of the Virtue Family Agreement discussed in the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement. The Virtue family owns approximately 37.98% of the Company’s outstanding common stock.
Impact of Restatements that Retroactively Impact Financial Goals
The Company has not restated or retroactively adjusted financial information that has impacted the financial statements or goals related to previous bonus or long-term award payouts. If financial results are significantly restated due to fraud or intentional misconduct, the Board will review any performance-based compensation paid to Named Executive Officers who are found to be personally responsible for the fraud or intentional misconduct that led to the restatement and may, to the extent permitted by applicable law, seek to recover amounts paid in excess of the amounts that would have been paid based on the restated financial results.
The Role of the Executives in Determining Compensation
While the Compensation Committee is primarily responsible for, and has sole discretion (subject to full Board approval) with respect to, reviewing and making determinations with respect to executive compensation, the CEO and Executive Vice President provide input and views with respect to compensation for the other Named Executive Officers. The Compensation Committee believes that the CEO’s and Executive Vice President’s views are critical in determining the compensation of other Named Executive Officers because the CEO and Executive Vice President have day-to-day involvement with these Named Executive Officers and are in the best position to assess their performance, abilities, and contribution to the success of the Company.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended January 31, 2013, as required by Item 402(b) of Regulation S-K under the Exchange Act with management, and based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Albert J. Moyer, Chair
Robert K. Montgomery
William L. Beer
 The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.
Compensation Committee Interlocks and Insider Participation
During fiscal 2012, the Compensation Committee was comprised of Messrs. Moyer, Montgomery, and Wilburn, none of whom is a current or former officer or employee of the Company. There are no interlocking board memberships between officers of the Company and any member of the Compensation Committee.
Summary Compensation Table for Fiscal 2012, 2011 & 2010
The table below sets forth the compensation awarded to, earned by, or paid to, each of the Named Executive Officers for fiscal 2012, 2011 and 2010. The Company has no employment agreements with any of its executives. While employed, executives are entitled to base salary, participation in the executive compensation programs identified in the tables below and discussed in the CD&A and other benefits common to all employees. The performance-based conditions associated with the Annual Bonus Plan as well as salary and bonus in proportion to total compensation are discussed in detail throughout the CD&A.

		Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name and Position	Year	($)	($)	($)(1)(2)	($)	($)(3)	($)(4)	($)

Robert A. Virtue	2012	239,115	-	48,300	-	272,394	12,000	571,809
President & CEO	2011	347,192	-	-	-	513,709	12,000	872,901
	2010	420,580	-	-	-	-	11,887	432,467

Douglas A. Virtue	2012	206,744	-	48,300	-	133,945	8,681	397,670
Executive Vice President	2011	242,123	-	-	-	253,771	8,203	504,097
	2010	246,695	-	-	-	245,232	8,373	500,300

Robert E. Dose	2012	259,443	-	68,400	-	114,789	12,000	454,632
Vice President Finance	2011	255,571	-	-	-	219,299	12,000	486,870
	2010	265,388	-	-	-	235,064	21,000	521,452

Patricia Quinones	2012	179,973	-	58,350	-	61,519	8,642	308,484
Vice President Logistics,	2011	185,504	-	-	-	134,179	8,975	328,658
Marketing Services and Information Technology	2010	190,692	-	-	-	71,739	14,170	276,601

David Randall Smith	2012	173,243	-	58,350	-	-	7,840	239,433
Vice President Marketing &	2011	178,865	-	-	-	75,084	7,911	261,860
Corporate Stewardship	2010	175,580	-	-	-	205,937	13,535	395,052

(1) The amounts shown in this column include discretionary bonuses approved by the Board of Directors. These amounts were paid in the form of fully vested Restricted Stock Grants.

(2) The amounts shown in this column are the aggregate grant date fair value of stock awards granted during the applicable fiscal year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB 718"). The assumptions used to calculate these figures are described in Note 5 of the Company's Form 10-K for the applicable fiscal year.

(3) The amounts shown in this column are based on the same assumptions used in the preparation of the Company’s 2012 financial statements, which are described in the MD&A and Note 4 to the Company’s Form 10-K for the year ended January 31, 2013. The pension plans that Named Executive Officers participate in were frozen in 2003. The Named Executive Officers did not accrue any additional benefits under the plans during 2012. The Change in Pension amount includes the effect of a change in discount rate from 5.75% in 2009 to 5.5% in 2010 to 4.5% in 2011 and to 4.0% in 2012 for the tax-qualified plan and a change in discount rate from 6.00% in 2009 to 6.00% in 2010 to 4.5% in 2011 and to 4.25% in 2012 for the VIP Plan, utilization of a more current mortality table, changes in actuarial assumptions, and the decrease in the discount period.

(4) The amounts in this column include automobile allowances and the value of personal use of a Company provided vehicle. During the fourth quarter of 2010, automobile allowances were reduced for all Named Executive Officers.

Grants of Plan-Based Awards for Fiscal 2012
The table below sets forth the grants of plan-based awards to the Named Executive Officers during fiscal 2012 under the Company’s Annual Bonus Plan and 2011 Employee Stock Incentive Plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Robert A. Virtue	N/A	63,000	147,000	210,000
	6/19/12				30,000	48,300
Douglas A. Virtue	N/A	40,500	94,500	135,000
	6/19/12				30,000	48,300
Robert E. Dose	N/A	38,250	89,250	127,500
	6/19/12				30,000	48,300
	3/21/12				10,000	21,100
Patricia Quinones	N/A	27,750	64,750	92,500
	6/19/12				30,000	48,300
	3/21/12				5,000	10,050
David Randal Smith	N/A	26,250	61,250	87,500
	6/19/12				30,000	48,300
	3/21/12				5,000	10,050

(1) Cash amounts in this table pertain to the Annual Bonus Plan described under “Annual Incentives — Annual Bonus Plan” in the CD&A.

(2) Stock awards in this table pertain to RSU grants made in 2012 described under “Long-Term Incentives” in the CD&A and discretionary bonuses paid in fully vested restricted stock described under “Annual Incentives — Discretionary Bonuses” in the CD&A.

Outstanding Equity Awards at Fiscal Year-End 2012
The following table sets forth the Named Executive Officers’ outstanding equity awards as of the end of fiscal 2012.

		Stock Awards
Name and Title	Year of Award	Shares or Units of Stock that have not Vested (#)(1)	Market Value of Shares or Units of Stock that have not Vested ($)(2)

Robert A. Virtue	2009	8,000	21,280
President & CEO	2012	30,000	79,800

Douglas A. Virtue	2009	8,000	21,280
Executive Vice President	2012	30,000	79,800

Robert E. Dose	2009	8,000	21,280
Vice President Finance	2012	30,000	79,800

Patricia Quinones	2009	8,000	21,280
Vice President Logistics, Marketing	2012	30,000	79,800
Services and Information Technology

David Randal Smith	2009	8,000	21,280
Vice President Marketing &	2012	30,000	79,800
Corporate Stewardship

(1) All RSUs vest at 20% per year for five years from the grant date. For the 8,000 RSUs remaining from the June 16, 2009 RSU award there are two remaining vesting dates: June 16, 2013, and June 16, 2014. For the 30,000 RSUs remaining from the June 19, 2012 RSU award there are five remaining vesting dates: June 19, 2013, June 19, 2014, June 19, 2015, June 19, 2016 and June 19, 2017.

(2) All year-end dollar values were computed based on the fiscal year-end closing price of $2.67 per share of common stock less the $0.01 par value of the share of Common Stock that is paid by the Named Executive Officer.

Option Exercises and Stock Vested for Fiscal 2012
The following table sets forth information concerning the Named Executive Officers’ vesting of RSUs during fiscal 2012.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name and Position	(#)	($)(1)

Robert A. Virtue	7,000	11,650
President & CEO

Douglas A. Virtue	7,000	11,650
Executive Vice President

Robert E, Dose	17,000	31,750
Vice President Finance

Patricia Quinones	12,000	21,700
Vice President Logistics, Marketing Services and Information Technology

David Randal Smith	12,000	21,700
Vice President Marketing & Corporate Stewardship

(1) The value realized on vesting of RSUs is calculated by multiplying the number of shares vested by the difference between the closing market price on the date of vesting less the $0.01 par value of the share of Common Stock that is paid by the Named Executive Officer.

Pension Benefits for Fiscal 2012
The Company maintains two defined benefit pension plans in which the Named Executive Officers participate, the Virco Employees Retirement Plan (“Employee Plan”) and the Virco Important Performers Retirement Plan (“VIP Plan”). The Company and its subsidiaries cover all employees under the Employee Plan, which is a qualified noncontributory defined benefit retirement plan. Benefits under the Employee Plan are based on years of service and career average earnings. The Company also provides a supplementary retirement plan for certain key employees, the VIP Plan. The VIP Plan provides a benefit up to 50% of average compensation for the last five years in the VIP Plan, offset by benefits earned under the Employee Plan. Effective December 31, 2003, the Company froze all future benefit accruals under the plans. Employees can continue to vest under the benefits earned to date, but no covered participants will earn additional benefits under the plan freeze. The following table sets forth information concerning the payments available under the Employee Plan and the VIP Plan.

		Number of Years of Credited Service	Present Value of Accumulated Benefit (1) (2)	Payments During Last Fiscal Year
Name and Position	Plan Name	(#)	($)	($)

Robert A. Virtue	Virco Important	18	1,344,203	201,539
President & CEO	Performers (VIP) Plan
	Virco Mfg. Corporation	47	2,847,150	126,162
	Employees Retirement Plan

Douglas A. Virtue	Virco Important	11	299,238	-
Executive Vice President	Performers (VIP) Plan
	Virco Mfg. Corporation	18	826,170	-
	Employees Retirement Plan

Robert E, Dose	Virco Important	13	279,155	-
Vice President Finance	Performers (VIP) Plan
	Virco Mfg. Corporation	13	766,110	-
	Employees Retirement Plan

Patricia Quinones	Virco Important	6	265,318	-
Vice President Logistics,	Performers (VIP) Plan
Marketing Service and	Virco Mfg. Corporation	12	235,336	-
Information Technology	Employees Retirement Plan

David Randal Smith	Virco Important	9	100,620	-
Vice President Marketing &	Performers (VIP) Plan
Corporate Stewardship	Virco Mfg. Corporation	12	821,530	-
	Employees Retirement Plan

(1) The amounts shown in this column are based on the same assumptions used in the preparation of the Company's fiscal 2012 financial statements, which are described in the MD&A and Note 4 to the Company's Form 10-K for the fiscal year ended January 31, 2013.

(2) The pension plans that Executive Officers participate in were frozen in 2003. The Executive Officers did not accrue any additional benefits during 2012.
Potential Payments upon Termination or Change-in-Control
As discussed in the CD&A above, the Company does not have employment agreements with any of the Named Executive Officers. Retirement, death, disability and change-in-control events do not trigger the payment of compensation to the Named Executive Officers that is not available to all salaried employees (including the amounts included in the “Pension Benefits for Fiscal 2012” table). Named Executive Officers do not have a contractual right to receive severance benefits.
As noted in “Post-Employment and Other Events,” pursuant to the Company’s 2007 and 2011 Stock Incentive Plans, the vesting of all outstanding stock awards is accelerated upon a change-in-control. In addition, under the Virco Important Performers (VIP) Plan, the vesting of retirement benefits is accelerated upon the occurrence of a change-in-control or the death of the participant, however, all of the Named Executive Officers are currently vested in their retirement benefits under the VIP Plan. Change-in-control is defined as a party other than the members of the Virtue family accumulating 20% or more of the Company’s common stock. The following table quantifies compensation that would be payable to the Named Executive Officers upon a change-in-control. The tables assume that the event occurred on the last business day of fiscal 2012.

Value in Event of Change-in-Control with or without Employment Termination

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name and Position	(#)	($)(1)

Robert A. Virtue	38,000	101,080
President & CEO

Douglas A. Virtue	38,000	101,080
Executive Vice President

Robert E, Dose	38,000	101,080
Vice President Finance

Patricia Quinones	38,000	101,080
Vice President Logistics, Marketing Services and Information Technology

David Randal Smith	38,000	101,080
Vice President Marketing & Corporate Stewardship

(1) All year-end values were computed based on the fiscal year-end closing price of $2.67 per share of common stock less the $0.01 par value of the share of common stock that is paid by the Named Executive Officer.

DIRECTOR COMPENSATION
Directors who are also officers of the Company receive no additional compensation for their services as directors. The Company’s non-employee directors receive an annual retainer of $62,500 composed of (i) $37,500 in the form of quarterly cash payments and (ii) $25,000 in the form of restricted stock granted each year on the date of the Annual Meeting of Stockholders. In addition, each non-employee director who serves as a lead director or as the Chair or member of a Board committee also receives an additional annual retainer for his or her services. The lead director receives $20,000 in cash per year. The Audit Committee Chair receives $7,500 per year, and Audit Committee members receive $4,500 per year. Chairs of the Compensation Committee and the Corporate Governance and Nominating Committee each receive an additional $5,000 and the members of these committees each receive $3,000 per year. Directors are also reimbursed for travel and related expenses incurred to attend meetings. The Company has also established a pension plan for non-employee directors who have served as such for at least 10 years, providing for a series of quarterly payments (equal to the portion paid to the non-employee directors’ annual service fee) for such director’s lifetime following the date on which such director ceases to be a director for any reason other than death. Effective December 31, 2003, the Company froze all future benefit accruals under the pension plan.
The Company’s guidelines with regard to common stock ownership by directors are for each director to own common stock with a market value of three times or more the annual cash retainer.

	Fees Earned or Paid in Cash	Stock Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name and Position	($)(1)	($)(2)	($)(3)	($)(4)	($)

Donald S. Friesz	42,000	25,000	-	39,720	106,720

Thomas J. Schulte	48,000	25,000	-	-	73,000

Robert K. Montgomery	45,500	25,000	-	-	70,500

Albert J. Moyer	70,000	25,000	-	-	95,000

Glen D. Parish	40,500	25,000	-	64,491	129,991

Donald A. Patrick	24,000	-	9,000	-	33,000

Dr James R. Wilburn	45,000	25,000	-	-	70,000

William L. Beer	40,500	25,000	-	-	65,500

(1) Cash Fees include the cash portion of the annual retainer of plus fees for serving as a lead director, committee chair, or committee member.
(2) A grant of restricted stock with a grant date fair value of $25,000 is awarded on the day of the Annual Stockholder Meeting. The restricted stock vests in one year from the date of grant.
(3) The Pension Plans that Directors participate in was frozen in 2003. The Directors did not accrue any additional benefits during 2012. The Change in Pension amount includes the effect of a change in discount rate from 4.5% in 2011, to 4.0% in 2012 and the decrease in the discount period. Mr. Patrick received $9,000 retirement benefits.

(4) Messrs. Friesz and Parish are former officers of the Company. Other compensation consists of pension benefits earned as an employee of the Company and paid in retirement.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans - excluding securities reflected in column (#)

Equity compensation plans approved by security holders	—	—	448,750 (1)

Equity compensation plans not approved by security holders	—	—	—

Total			448,750 (1)

(1) Represents the number of shares available for issuance as of January 31, 2013, under the Company’s 2011 Stock Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Audit Committee, among its other duties and responsibilities, reviews and monitors all related party transactions and has adopted a written policy entitled “Related Party Transaction Policies and Procedures” (the “Policy”) governing the review, approval and ratification of related party transactions. The Board of Directors has delegated to the Chair of the Audit Committee the authority to pre-approve or ratify (as applicable) any transaction with a related party in which the aggregate amount involved is expected to be less than $250,000. The Chair of the Audit Committee is required to provide to the Board of Directors for review a summary of each new transaction pre-approved by the Chair of the Audit Committee pursuant to this policy at the meeting of the Board of Directors next following such approval or ratification. Under the Policy, the Audit Committee is responsible for reviewing and approving transactions with a related party in which the aggregate amount is expected to exceed $250,000, and both the Audit Committee and the Board of Directors are responsible for reviewing and approving transactions with a related party in which the aggregate amount is expected to equal or exceed $500,000. If advance Audit Committee and/or Board of Directors approval is not feasible, then the transaction with the related party will be considered and, if the Audit Committee and/or Board of Directors determine it to be appropriate, ratified at the next regularly scheduled meeting. In determining whether to approve the entry into a transaction with a related party, the Audit Committee and/or Board of Directors as applicable will assess, among other factors it deems appropriate, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. If a transaction with a related party will be ongoing, the Audit Committee and/or Board of Directors may establish guidelines for the Company’s management to follow in its dealings with such related party. Thereafter, the Audit Committee and/or Board of Directors as applicable, on at least an annual basis, will review and assess the relationship with the related party to determine whether the relationship is in compliance with the Policy and remains appropriate. No director shall participate in any discussion or approval of a transaction for which he or she is a related party, except that such director shall provide all material information concerning the transaction to the Audit Committee and/or Board of Directors as applicable.
In fiscal 2011 and 2012, the Company paid approximately $768,042 and $785,148, respectively, to Hedgehog Design LLC, which provides product design and related services to the Company. Robert Mills, who was the sole member of Hedgehog Design LLC, resides with Lori L. Swafford, who was our Vice President & Corporate Counsel until her resignation on September 22, 2011.

Jerald Farrell, who is the brother of Patricia Quinones, our Vice President of Logistics, Marketing Services and Information Services, has been employed by the Company in various positions since March 24, 1997, and most recently as Director of Technical Operations. During fiscal 2011 and 2012, the total compensation (which includes base salary, the value of stock based awards and personal use of a Company car) paid by the Company to Mr. Farrell was approximately $154,751 and $150,099, respectively. Kathy Virtue Young, who is the daughter of Robert A. Virtue and sister of Douglas A. Virtue, has been employed by the Company in various sales positions since October 27, 1986, and most recently as a Regional Sales Manager. During 2011 and 2012, the total compensation (which includes base salary, incentive sales programs, and personal use of a Company car) paid by the Company to Ms. Young was approximately $131,466 and $138,494, respectively.
In keeping with the Company’s policy on Related Party Transactions, the Board and the Audit Committee have reviewed and ratified the terms and circumstances of the transactions with Mr. Mills and found them to be properly approved when initiated in 2002; in the best interests of the Company at that time, at present, and going forward; and no more favorable than terms offered and sums paid to similarly situated companies and individuals offering comparable services. As part of the review and ratification process, the product lines designed by Mr. Mills were evaluated for financial and market performance. It was determined that these product lines had and will likely continue to have a favorable impact on the Company’s results. In accordance with the Company’s Policy on Related Party Transactions, the Audit Committee Chair has ratified the compensation paid by the Company to Mr. Farrell and Ms. Virtue Young.

REPORT OF THE AUDIT COMMITTEE
The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s website at www.virco.com in the Corporate Governance section of the About Virco webpage. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States.
In this context, the Audit Committee has reviewed and discussed the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013, with management and the independent registered public accounting firm, including their judgment of the quality and appropriateness of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. In addition, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board standards, SEC rules, and other applicable standards. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditors’ independence. The Audit Committee also reviewed and discussed with management its report on internal control over financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Thomas J. Schulte, Chair
James R. Wilburn
Albert J. Moyer

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young LLP audited the Company’s financial statements for fiscal 2012 and has been selected by the Audit Committee to audit the Company’s financial statements for fiscal 2013. The Audit Committee is directly responsible for the engagement of the independent registered public accounting firm. In making its determination, the Audit Committee reviewed both the audit scope and estimated audit fees for the coming year. Each professional service performed by Ernst & Young LLP during fiscal 2012 was reviewed, and the possible effect of such service on the independence of the firm was considered, by the Audit Committee. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
The Audit Committee has adopted policies and procedures for pre-approving all audit services, audit-related services, tax services and non-audit services performed by Ernst & Young LLP. Specifically, the Audit Committee has pre-approved the use of Ernst & Young LLP for detailed, specific types of services within the following categories: annual audits, quarterly reviews and statutory audits, preparation of certain corporate tax returns, regulatory implementation and compliance and risk assessment guidance. In each case, the Audit Committee has also set specific annual ranges or limits on the amount of each category of services which the Company would obtain from Ernst & Young LLP, which limits and amounts are established periodically by the Audit Committee. Any proposed services exceeding these levels or amounts require specific pre-approval by the Audit Committee. The Audit Committee monitors the performance of all services provided by the independent registered public accounting firm to determine whether such services are in compliance with the Company’s pre-approval policies and procedures.
Fees Paid to Ernst & Young LLP
The following table shows the fees that the Company paid or accrued for the audit and other services provided by Ernst & Young LLP for fiscal years 2012 and 2011. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

	2012	2011
	($)	($)
Audit Fees	349,000	309,000
Audit-Related Fees	6,500	7,500
Tax Fees	-	-
All Other Fees	-	-
Total	355,500	316,500

Audit Fees. Audit fees are the aggregate fees for services of the Company’s independent registered public accounting firm for audits of the Company’s annual financial statements, and review of the Company’s quarterly financial statements included in the Company’s Forms 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
Audit-Related Fees. Audit-related fees are those fees for services provided by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s financial statements and not included as audit fees.
Tax Fees. Tax fees are those fees for services provided by the independent registered public accounting firm, primarily in connection with the Company’s tax compliance activities, including technical tax advice related to the preparation of tax returns. There were no tax services provided by the Company’s independent registered public accounting firm in 2012 and 2011.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s Audit Committee has selected Ernst & Young LLP, independent registered public accounting firm, to audit its financial statements for the fiscal year ending January 31, 2014, and recommends that the stockholders vote for ratification of that appointment. The Company’s Audit Committee has reviewed the professional services provided by Ernst & Young LLP, as described above, has considered the possible effect of such services on the independence of the firm, and has determined that such services have not affected Ernst & Young LLP’s independence. Notwithstanding this selection, the Audit Committee, at its discretion, may direct the appointment of new auditors at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of a majority of the votes cast is required to ratify the Audit Committee’s selection. The Company is not required to submit the selection of the independent registered public accounting firm to the stockholders for approval, but is doing so as a matter of good corporate governance. If the stockholders reject the selection, the Board of Directors will reconsider its selection.
The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2013.
Other Matters
Section 16 (a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who beneficially own more than 10% of any equity security of the Company to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and to furnish copies of these reports to the Company. Based solely on a review of the copies of the forms that the Company received, and other information available to it, to the best of the Company’s knowledge all such reports were timely filed.
2014 Stockholder Proposals. If a stockholder wishes to submit a proposal for consideration at the 2014 Annual Meeting of Stockholders and wants that proposal to appear in the Company’s proxy statement and form of proxy for that meeting, the proposal must be submitted in writing to the Company’s Corporate Secretary at 2027 Harpers Way, Torrance, California 90501, Attention: Robert E. Dose, no later than January 28, 2014, and must comply with all applicable SEC requirements. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s Proxy Statement and form of proxy.
The Company’s bylaws also establish an advance notice procedure with regard to nominations of persons for election to the Board of Directors and proposals for other business that are not submitted for inclusion in the Proxy Statement and form of proxy but that a stockholder instead wishes to present directly at an Annual Meeting of Stockholders. If a stockholder wishes to submit a nominee or other business for consideration at the 2014 Annual Meeting of Stockholders without including that nominee or proposal in the Company’s Proxy Statement and form of proxy, the Company’s bylaws require, among other things, that the stockholder submission contain certain information concerning the nominee or other business, as the case may be, and other information specified in the Company’s bylaws, and that the stockholder provide the Company with written notice of such nominee or business no later than February 25, 2014, provided that, if the 2014 Annual Meeting of Stockholders is advanced or delayed more than 40 days from the anniversary date of the previous year’s annual meeting, such nominee or proposal of other business must be submitted no later than the close of business on the later of the 120th day prior to the 2014 Annual Meeting of Stockholders or the 10th day following the first public announcement of the date of such meeting. If the number of directors to be elected to the Board of Directors is increased and there is no public announcement specifying the size of increase before February 25, 2014, then a stockholder notice will be considered timely only with respect to nominees for new positions created by such increase if submitted not later than the close of business on the 10th day following the first public announcement of such increase. A stockholder notice should be sent to the Company’s Corporate Secretary at 2027 Harpers Way, Torrance, California 90501, Attention: Robert E. Dose. Proposals or nominations not meeting the advance notice requirements in the Company’s bylaws will not be entertained at the 2014 Annual Meeting of Stockholders. A copy of the full text of the relevant bylaw provisions may be obtained from the Company’s filing with the SEC or by writing our Corporate Secretary at the address identified above.
Additional Matters Considered at the Annual Meeting. The Board of Directors does not know of any matters to be presented at the Annual Meeting other than as stated herein. If other matters do properly come before the Annual Meeting, the persons named on the accompanying proxy card will vote the proxies in accordance with their judgment in such matters.

Householding. The Company will deliver only one Proxy Statement and accompanying Annual Report to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will undertake to deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and accompanying Annual Report to a stockholder at a shared address to which a single copy of such documents are delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Proxy Statement and/or Annual Report by contacting the Company’s Corporate Secretary at 2027 Harpers Way, Torrance, California 90501 or at (310) 553-0474. Similarly, stockholders sharing an address who are receiving multiple copies of the Proxy Statement and accompanying Annual Report may request delivery of a single copy of the Proxy Statement and/or Annual Report by contacting the Company at the address set forth above or at (310) 533-0474.
Availability of Annual Report. The Annual Report to Stockholders of the Company for the fiscal year ended January 31, 2013, is being mailed to stockholders concurrently herewith and is also available online at www.virco.com. The Company will also provide without charge a copy of its Annual Report on Form 10-K, including financial statements and related schedules, filed with the Securities and Exchange Commission, upon written or oral request from any person who was a holder of record, or who represents in good faith that he/she was a beneficial owner, of common stock of the Company on April 30, 2013. Any such request shall be addressed to the Company at 2027 Harpers Way, Torrance, California 90501, Attention: Robert E. Dose, Secretary or by calling (310) 533-0474.

By Order of the Board of Directors

/s/ ROBERT E. DOSE

Robert E. Dose
Secretary
Torrance, California
May 28, 2013

Date YOUR VOTE

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VIRCO MFG. CORPORATION

IMPORTANT ANNUAL MEETING INFORMATION 000004

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 24, 2013.

Vote by Internet

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors: 01 - Douglas A. Virtue 02 - Thomas J. Schulte 03 - Albert J. Moyer

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

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Date (mm/dd/yyyy) — Please print date below.   /   /

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